UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 12, 2009

SONOSITE, INC.
(Exact Name of the Registrant as Specified in Its Charter)

Washington
(State or Other Jurisdiction of Incorporation)

000-23791	91-1405022
(Commission File Number)	(IRS Employer Identification No.)

21919 30th Drive, S.E., Bothell, WA	98021-3904
(Address of Principal Executive Offices)	(Zip Code)

(425) 951-1200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                            Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)

On April 12, 2009, the Board of Directors (the “Board”) of SonoSite, Inc. (“SonoSite”) adopted amended and restated Bylaws (the “Restated Bylaws”), effective as of April 12, 2009. The Board’s Nominating and Governance Committee previously reviewed the amendments provided for in the Restated Bylaws and recommended their adoption to the Board.

The Restated Bylaws revise, among other things, the advance notice provisions for stockholder proposals and director nominations and were made to ensure that such provisions are clear and unambiguous in light of recent judicial developments. The amendments, among other things:

•
Explicitly provide that the procedures set forth in Section 7(a) of Article II of the Restated Bylaws, in the case of business proposals, and Section 3 of Article III of the Restated Bylaws, in the case of director nominations, are the exclusive means for a stockholder to submit such business proposals or director nominations for consideration at SonoSite’s annual meeting of shareholders;

•
Clearly distinguish the requirements of Section 7(a) of Article II and Section 3 of Article III of the Restated Bylaws from those relating to stockholder proposals that are required by Rule 14a-8 under the Securities Exchange Act of 1934, as amended, to be included in SonoSite’s proxy statement;

•
In the case of an annual meeting that is called for a date that is within 30 days before or 60 days after the anniversary date of the immediately preceding annual meeting of shareholders, change the advance notice deadlines required for a shareholder to bring a business proposal or a director nomination before an annual meeting to no later than the close of business 90 days in advance of the anniversary date of the immediately preceding annual meeting;

•
In the case of an annual meeting that is called for a date that is not within 30 days before or 60 days after the anniversary date of the immediately preceding annual meeting of shareholders, change the advance notice deadlines required for a shareholder to bring a business proposal or a director nomination before an annual meeting to no later than the close of business of the later of 90 days in advance of the annual meeting and 10 days after the first public disclosure of the date of the annual meeting;

•
Expand the scope of information a shareholder must provide when nominating a person for election as a director or submitting other business for a meeting of shareholders, including, among other things, disclosure of (i) whether the shareholder has any agreements, arrangements or understandings with any other person or persons for the purpose of acquiring or disposing of SonoSite’s voting securities or to cooperate in obtaining, changing or influencing the control of SonoSite, (ii) a list of all of the shareholder’s ownership interests in SonoSite, such as derivatives, hedged positions and other economic and voting interests and (iii) whether the shareholder intends to solicit proxies from other SonoSite shareholders in support of the business proposal or director nomination.

The foregoing description is a summary and does not purport to be a complete description of the amendments contained in the Restated Bylaws and is qualified in its entirety by reference to the text of the Restated Bylaws. A copy of the Restated Bylaws is attached hereto as Exhibit 3.1 and a copy of the Restated Bylaws marked to show changes from the Bylaws previously in effect is filed as Exhibit 3.2, and each is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits.

Number	Description
3.1	Amended and Restated Bylaws of SonoSite, Inc. (as adopted on April 12, 2009).

3.2	Amended and Restated Bylaws of SonoSite, Inc. (as adopted on April 12, 2009) – marked version.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SONOSITE, INC.

By:	Michael J. Schuh Chief Financial Officer

Date:  April 13, 2009

EXHIBIT INDEX

Number	Description
3.1	Amended and Restated Bylaws of SonoSite, Inc. (as adopted on April 12, 2009).

3.2	Amended and Restated Bylaws of SonoSite, Inc. (as adopted on April 12, 2009) – marked version.